SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported)           December 24, 1997


                            HEALTHCARE CAPITAL CORP.
             (Exact name of registrant as specified in its charter)


      Alberta, Canada                  0-22367              Not applicable
(State or other jurisdiction      (Commission File          (IRS Employer
 of incorporation)                     Number)              Identification No.)

111 S.W. Fifth Street, Suite 2390, Portland, Oregon             97204
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code           (503) 225-9152



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Item 1.  Changes in Control of Registrant.

                  On December 24, 1997, HealthCare Capital Corp. (the "Corporation") consummated the sale of 13,333,333 Series A Convertible Preferred Shares (the "Convertible Shares"), together with warrants (the "Warrants") to purchase 10,000,000 common shares of the Corporation (the "Common Shares") for $2.40 per share, to Warburg, Pincus Ventures, L.P., a Delaware limited partnership, for $18,000,000 in cash pursuant to a Securities Purchase Agreement dated November 21, 1997. The source of funds for the purchase was liquid investment funds held by Warburg, Pincus Ventures, L.P. The net proceeds of approximately $16,000,000 after payment of investment banker fees and attorney fees will be utilized for acquisitions of additional audiology-related businesses and for working capital purposes.

                  As a result of the purchase of the Convertible Shares by Warburg, Pincus Ventures, L.P., its general partner, Warburg, Pincus & Co. ("Warburg"), holds voting and investment power with respect to approximately 33 percent of the outstanding voting securities of the Corporation. The Convertible Shares are entitled to one vote per share (or such other number of votes equal to the number of Common Shares into which a Preferred Share shall be convertible from time to time) on all matters presented for action by the Corporation's shareholders. Including the Common Shares issuable upon exercise of the Warrants, Warburg beneficially owns approximately 46 percent of the voting securities of the Corporation.

                  For so long as Warburg beneficially owns a number of outstanding Common Shares or Convertible Shares constituting at least 10 percent of the outstanding Common Shares (including for this purpose the Common Shares issuable upon conversion of the Convertible Shares but not the Common Shares issuable upon exercise of the Warrants), the Corporation will be required to nominate and use its reasonable best efforts to cause to be elected and remain as directors two persons, reasonably satisfactory to the Corporation and acceptable to The Alberta Stock Exchange, if applicable, designated by Warburg. Such number will increase to three if and for so long as the number of positions on the Board of Directors exceeds eight. Such number will decrease by one if Warburg beneficially owns less than 10 percent of the outstanding Common Shares (including for this purpose the Common Shares issuable upon conversion of the Convertible Shares but not the Common Shares issuable upon exercise of the Warrants) and will further decrease to none if Warburg beneficially owns less than 3,333,333 outstanding Common Shares or Convertible Shares. As long as Warburg beneficially owns at least 3,333,333 outstanding Common Shares or Convertible Shares, the number of positions on the Board may not exceed 11. The right to designate one nominee for director may be transferred by Warburg to a single purchaser of at least 6,666,667 Convertible Shares or Common Shares issued upon conversion thereof.

                  On December 24, 1997, Gene K. Balzer, Ph.D., resigned as a director of the Corporation and Warburg's designee, Joel Ackerman, was appointed to fill the resulting vacancy. Warburg has not yet determined the identity of its second nominee to the Corporation's Board of Directors.


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                  Prior to issuance of the  Convertible  Shares,  control of the
Corporation was effectively in the hands of the Corporation's directors, particularly Douglas F. Good, Chairman of the Board, and Brandon M. Dawson, President and Chief Executive Officer, who together owned 20% of the outstanding Common Shares. Messrs. Good and Dawson now hold a total of 13% of the outstanding voting securities of the Corporation.

                  As a result of Warburg's significant percentage share ownership, as well as its right to designate nominees for director of the Corporation as discussed above, Warburg will be able to exercise substantial influence and control over the Corporation's affairs. In addition, for as long as Warburg beneficially owns at least 3,333,333 outstanding Common Shares or Convertible Shares, the Corporation will not be permitted to engage in specified significant corporate transactions without Warburg's written consent.

                  The Convertible Shares may be converted at any time, in whole or in part, into Common Shares. The conversion rate is one Common Share for each Convertible Share surrendered for conversion. The conversion rate and other share and share price references are subject to adjustment for stock dividends, stock splits, reverse stock splits, recapitalizations, and other anti-dilution provisions.

                  The Convertible Shares carry cumulative preferred dividends, as well as a liquidation preference of at least $1.35 per share. The Corporation will be prohibited from paying cash dividends to holders of Common Shares unless the accumulated dividends on the Convertible Shares have been paid in full. Such holders' right to receive a distribution of assets of the Corporation upon liquidation will also be junior to the liquidation preference of the Convertible Shares.

                  A copy of the news release dated December 29, 1997, in which the Corporation announced the consummation of the foregoing transaction is attached as Exhibit 99.1 hereto. A more complete summary of the terms of the Convertible Shares is included in the description of Common Shares attached as
Exhibit 99.2 hereto and incorporated herein by reference.

Item 5.  Other Events.

                  On December 24, 1997, the American Stock Exchange (the "AMEX") granted conditional listing approval for the Common Shares, contingent upon effectiveness of a one-for-five reverse stock split (consolidation) of the Common Shares and a post-split share price which exceeds the AMEX's $3.00 per share guideline. The Corporation has scheduled a special meeting of shareholders for February 9, 1998, at which shareholders will be asked to approve the proposed one-for-five reverse stock split. The news release dated December 29, 1997, attached hereto as Exhibit 99.1 contains additional details of the proposed reverse stock split and AMEX listing.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (c)  Exhibits

                           Exhibit 99.1 News Release of HealthCare Capital Corp. dated December 29, 1997

                           Exhibit 99.2     Description   of  Common  Shares  of
                                            HealthCare Capital Corp.


                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED:  December 31, 1997                 HEALTHCARE CAPITAL CORP.



                                          By /s/ Edwin J. Kawasaki
                                              Edwin J. Kawasaki
                                              Vice President-Finance and
                                              Chief Financial Officer


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